SETTLEMENT AGREEMENT

THIS AGREEMENT DATED AS AT THE 26th DAY OF OCTOBER, 2007.

BETWEEN:

FITMEDIA INC., a Company incorporated in the State of Delaware having its head office at 7108 – 150A Street, Surrey, British Columbia, Canada V3S 2E2

(“Fitmedia“)

AND:

ROMAN ONUFRIJCHUK, of #2208 – 438 Seymour Street, Vancouver, British Columbia, Canada V6B 6H4

(“Onufrijchuk”)

NOW THEREFORE WITNESSETH that in consideration of the premises and of the covenants and agreements set out herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

A.	Onufrijchuk agrees to resign as Director of Fitmedia effective as of the execution date of this Settlment Agreement. (the “Agreement”)

B.	Onufrijchuk agrees to waive his right to a share issuance of 2,500 shares of Fitmedia’s common stock which was to be issued to him for services in fiscal year 2007 pursuant to a letter agreement, dated February 1, 2006. (the “Letter Agreement”)

C.	Fitmedia and Onufrijchuk agree that Onufrijchuk will remain the rightful holder and owner of all shres in Fitmedia which have been issued to him as of the date of execution of this Agreement.

D.	Onufrijchuk accepts a final payment of USD $1,000 as full compensation for the fulfillment of his duties as a director of Fitmedia for the fiscal year 2007.

IN WITNESS WHEREOF the parties hereto have executed these presents on the day and year first written above.

/s/ Roman Onufrijchuk ____________________________________ Roman Onufrijchuk

Fitmedia Inc. /s/ Timothy Crottey ____________________________________ Per: Timothy Crottey, President